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                                                                  EXHIBIT 10.52

                                   THIRD AMENDMENT
                            CENTERPOINT PROPERTIES TRUST
                               1993 STOCK OPTION PLAN

The CenterPoint Properties 1993 Stock Option Plan (as amended, the "Plan") is hereby amended to provide for the vesting of stock options granted under the Plan upon a change of control (as defined herein).

                                     ARTICLE 1

A new Section 7.6 is hereby added to the Plan, to read as follows:

     7.6 VESTING UPON A CHANGE OF CONTROL. Notwithstanding anything to the contrary contained in any Stock Option Agreement, all Options heretofore or hereafter granted pursuant to the Plan which have not previously become exercisable shall become exercisable upon the occurrence of a Change of Control (as defined below).

          As used herein, "Change of Control" means the occurrence of any of the following events:

               (A) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding voting securities of the Company; provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion rights), (ii) any acquisition by the Company or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or

               (B) Individuals who, as of the date hereof, constitute the Board of Trustees of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Trustees of the Company; provided, however, that any individual becoming a trustee subsequent to the date hereof whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-

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          11 of Regulation 14A promulgated under the Exchange Act)
          or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Trustees; or

               (C) The shareholders of the Company approve a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, (i) more than sixty percent (60%) of the then outstanding shares of common shares of the entity resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors or trustees, as the case may be, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Shares of the Company immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Shares of the Company,
          (ii) no Person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Common Shares of the Company) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from such reorganization, merger or consolidation and (iii) at least a majority of the members of the board of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (D) The shareholders of the Company approve (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

          Notwithstanding anything contained in this Plan to the contrary, if a Grantee's employment is terminated before a "Change of Control" as defined in this Section 7.6 and the Grantee reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control, then for all purposes of this Plan, the date of a Change of Control with respect to such Grantee shall mean the date immediately prior to the date of such termination of the Grantee's employment.


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                                     ARTICLE 2

This amendment is effective as of the date of adoption by the Board.